Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jasper Therapeutics, Inc. of our report dated March 8,2023 relating to the financial statements which appears in Jasper Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 11, 2023